{Translation of German Contract}

Employment Contract for GmbH Managing Director

Between

Kings Road Entertainment Europe GmbH
Rosenheimerstr. 8,
D-81669 München

- hereafter „Company" –

and

Philip M. Holmes
Rosenheimerstr. 8,
D-81669 München

- hereafter „Director" -

the following

Employment Contract

has been agreed:

---

§ 1
Management and Representation

(1) The Manager has been appointed to Managing Director of the Company with effect from 5th December 2007.

(2) The Manager is entitled and obliged to manage and individually represent the business according to the requirements of law, the Company's Bylaws and the Regulations governing management, if any. Instructions arising from the General Meeting of Shareholders are to be followed as long as they do not collide with stipulations in this contract.

(3) The Manager will fulfill the incumbent responsibilities with the care of a serious and conscientious businessman, protecting the interests of the Company.

(4) The Manager is freed from the restrictions of §181 BGB (German Civil Code).

§ 2
Duties and Responsibilities

(1) The Manager provides the Company with his complete working capacity, total knowledge and experience. He is responsible for the management and oversight of the whole Company irrespective of the same requirements of other managing directors.

(2) The Manager takes responsibility for the obligations and responsibilities of an employer within the meaning of related work and social security regulations.

(3) The Manager protects the economic and fiscal interests of the Company. He is obliged to ensure that an appropriate bookkeeping is maintained that complies with commercial and fiscal requirements. He is obliged to complete financial statements and management report (§289 HGB = Uniform Commercial Code) for the Company within the deadlines provided for in §264. 1 HGB, under observance of commercial and fiscal requirements and to present after completion. He is responsible for the timely and proper publication according to §§ 325 to 327 HGB.

(4) After presentation, the Manager is responsible for compliance with the resolution deadline of §42a.2 GmbHG (law governing limited liability companies) and to call a shareholder meeting in order to adopt the annual financial statements and decide on the treatment of the annual result. He is responsible for the supervision and orderly completion of the meeting as well as documentation of shareholder resolutions.

(5) The Manager is responsible for the necessary submissions to the trade register. Along with submission of the financial statements, latest within nine months of the end of a fiscal year, the Manager has to submit a signed list of the shareholders to the trade register in accordance with §40 GmbHG.

§ 3
Other Activities & Competition

(1) During his occupation as managing director of the Company, it is not permitted for the Manager, without the agreement of the Company, to participate directly or indirectly in a competitor or manage one, respectively, take on subsidiary work.

(2) This competition clause does not apply for participations in companies in the form of securities that are traded on the stock exchange and that have been acquired for investment purposes.

(3) This competition clause explicitly does not apply after departure of the Manager from the Company.

§ 4
Compensation of the Manager

(1) The Manager receives for his activities a fixed annual salary of €12,000.- payable in 12 equal monthly instalments. For the first month (December 2007), a full month will be calculated.

(2) The Manager will receive a bonus dependent on revenue that will be decided by the Shareholder Meeting. There is however no legal claim to payment of a bonus. The bonus will be decided by the shareholder meeting within one month of presentation of the financial statements and, if awarded, become due. Later changes to the financial statements, in particular due to divergent tax assessments have to be considered in the calculations. The Manager has to repay overpaid amounts.

§ 5
Other Payments, Travel and Expense Refunds

(1) If the Manager incurs costs or expenses in the course of his activities as managing director, these will be refunded by the Company provided the operational relationship is obvious or can be proven.

(2) Travel expenses will be refunded up to the relevant maximum per-diem limits as provided by tax law.

§ 6
Vacation

The annual claim amounts to 30 working days (Saturday is not a work-day) within a calendar year. The Manager has to arrange his vacation so that the requirements of the Company are fully considered. A carrying forward of a vacation allowance is not permitted without the written approval of the shareholder meeting. The Manager is solely responsible for preparation of such an application.

§ 7
Term, Termination

(1) This contract shall begin on December 5th, 2007 and is unlimited in term. It can be terminated by either party with a notice period of three months to a month end. The parties declare that there are no liabilities to each other from prior working relationships.

During the notice period, the shareholder meeting may resolve to relieve the Manager from his duties until his final termination date.

(2) The contract can be terminated without notice for important reasons. Those reasons for the Company may include:

a) The Manager knowingly prepares incorrect financial statements;

b) The Company is liquidated;

c) The Manager does not comply with the Competition Clause in §3 in this contract.

(3) Termination must be in writing. Termination by the Manager is to be made, if a further managing director exists, to the further managing director; otherwise to the shareholder who commands the largest individual shareholding.

(4) The removal of the Manager as an Officer of the Company is possible at any time. The removal shall mean the termination of the employment contract as in §7.1 to the next possible date.

§ 8
Final Provisions

(1) Changes or extensions to this contract must be made in writing in order to be valid as well as be with the explicit approval of the shareholder meeting. This also applies to changes to the stipulation in the previous sentence.

(2) If any clauses of this contract become invalid, this will not affect the validity of the contract as a whole. Instead of the invalid clause, a replacement clause that most closely resembles the economic wish of the parties, will be agreed to.

(3) All unresolved disputes arising out of this contract will be decided by process of law.

Munich, 17.12.2007

______________________________	______________________________
(for the Shareholder – duly authorized)	(Manager)

(2) Der Vertrag ist jederzeit aus wichtigem Grund fristlos kündbar. Ein wichtiger Grund liegt für die Gesellschaft insbesondere vor, wenn

a) der Geschäftsführer wissentlich einen unrichtigen Jahresabschluss aufstellt;

b) die Gesellschaft liquidiert wird;

c) der Geschäftsführer gegen das Wettbewerbsverbot nach § 3 dieses Vertrages verstößt.

(3) Jede Kündigung bedarf der Schriftform. Die Kündigung durch den Geschäftsführer ist, wenn ein weiterer Geschäftsführer vorhanden ist, der Gesellschaft gegenüber zu Händen des oder der weiteren Geschäftsführer zu erklären, sonst gegenüber demjenigen Gesellschafter, der über die höchste Kapitalbeteiligung der Gesellschaft verfügt.

(4) Die Abberufung als Geschäftsführer ist jederzeit zulässig. Sie gilt gleichzeitig als Kündigung des Anstellungsverhältnisses zu dem gem. Abs. 1 nächstmöglichen Zeitpunkt.

§ 8
Schlussbestimmungen

(1) Änderungen oder Ergänzungen dieses Vertrags bedürfen zu ihrer Wirksamkeit der Schriftform sowie der ausdrücklichen Zustimmung der Gesellschafterversammlung. Das gilt auch für die Änderung der Bestimmung des vorstehenden Satzes.

(2) Die Ungültigkeit einzelner Bestimmungen berührt nicht die Rechtswirksamkeit des Vertrags im ganzen. Anstelle der unwirksamen Vorschrift ist eine Regelung zu vereinbaren, die der wirtschaftlichen Zwecksetzung der Parteien am nächsten kommt.

(3) Alle Streitigkeiten aus diesem Vertrag werden im ordentlichen Rechtsweg entschieden.

München, den 17.12.2007

(für die Gesellschafterversammlung - in Vollmacht)	(Geschäftsführer)